As filed with the Securities and Exchange Commission on March 31, 2009.

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 NEOPROBE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
425 Metro Place North, Suite 300
Dublin, Ohio  43017
(Address of Registrant's principal executive offices)

NEOPROBE CORPORATION 401(k) PLAN
(Full Title of the Plan)

Brent L. Larson
Vice President, Finance, Chief Financial Officer,
Treasurer and Secretary
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio  43017
(614) 793-7500
(Name, address and telephone number of agent for service)

  Copies of Correspondence to:
William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio  43215
(614) 227-2136
wjkelly@porterwright.com

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered(1)	Registered(2)	Per Share(3)	Price	Registration Fee(4)

Common Stock,$.001 par value	400,000	$0.53	$212,000	$11.83

 (1)This Registration Statement covers only shares of common stock, $.001 par value, of Neoprobe Corporation (“Neoprobe Common Stock”) that may be issued to the Neoprobe Corporation 401(k) Plan, as amended (the “Plan”), or its beneficiaries as employer matching contributions. The interests of employees in the Plan are not being registered hereby.

(2)This Registration Statement registers 400,000 additional shares of Neoprobe Common Stock for issuance to the Plan or its beneficiaires. A Registration Statements on Form S-8 was previously filed on December 22, 2005 (Registration No. 333-130636), for the existing securities available under the Plan. In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Neoprobe Common Stock, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

(3)Estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of Neoprobe Common Stock as reported on the OTC Bulletin Board on March 30, 2009.

(4) Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an additional 400,000 shares of the common stock of Neoprobe Corporation (the “Corporation”) to be issued to the Neoprobe Corporation 401(k) Plan, as amended (the “Plan”), or its beneficiaries as employer matching contributions. Pursuant to General Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of the Corporation’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2005 (Registration No. 333-130636).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the Note to Part I of Form S-8. The documents containing the information required by Part I, which also relate to the shares registered under the Registration Statement on Form S-8 filed December 22, 2005 (Registration No. 130636), will be sent or given to participants as specified by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The Corporation incorporates by reference the following documents that the Corporation has previously filed with the Commission:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed March 30, 2009.

2.	Current Report on Form 8-K (as to Item 5.02 only) dated March 10, 2009 (filed March 11, 2009); and Current Report on Form 8-K dated March 19, 2009 (filed March 24, 2009).

3.
The description of the Corporation’s common stock which is contained in the Corporation’s Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 8. Exhibits

Exhibit Number		Description

4(a)		Neoprobe Corporation 401(k) Plan (incorporated by reference to Exhibit 4(a) to the Company’s Registration Statement on Form S-8, filed December 22, 2005 (Registration No. 333-130636)).

4(b)	*	First Amendment to the Neoprobe Corporation 401(k) Plan For Economic Relief and Tax Relief Reconciliation Act of 2001, dated April 21, 2005.

4(c)	*	Second Amendment to the Neoprobe Corporation 401(k) Plan, dated December 21, 2006.

4(d)	*	Third Amendment to the Neoprobe Corporation 401(k) Plan, dated April 17, 2007

4(e)	*	Fourth Amendment to the Neoprobe Corporation 401(k) Plan, dated December 30, 2008.

4(f)
Amended and Restated Certificate of Incorporation of Neoprobe Corporation as corrected February 18, 1994 and amended June 27, 1994, June 3, 1996, March 17, 1999, May 9, 2000, June 13, 2003, July 27, 2004, June 22, 2005 and November 20, 2006 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed December 7, 2006).

4(g)
Amended and Restated By-Laws dated July 21, 1993, as amended July 18, 1995, May 30, 1996 and July 26, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated August 3, 2007).

5(a)	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.

23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	*	Consent of Independent Registered Public Accounting Firm.

24	*	Powers of Attorney.

* Filed herewith.

The Corporation previously submitted the Neoprobe Corporation 401(k) Plan (the “Plan”) to the Internal Revenue Service (the “IRS”) and received a determination letter from the IRS, dated November 21, 2005, confirming that the Plan was qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”). The Corporation hereby undertakes to submit the Plan, as amended by: (1) the First Amendment to the Neoprobe Corporation 401(k) Plan For Economic Relief and Tax Relief Reconciliation Act of 2001, dated April 21, 2005; (2) Second Amendment to the Neoprobe Corporation 401(k) Plan, dated December 21, 2006; (3) Third Amendment to the Neoprobe Corporation 401(k) Plan, dated April 17, 2007; and (4) Fourth Amendment to the Neoprobe Corporation 401(k) Plan, dated December 30, 2008, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Code.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on March 31, 2009.

NEOPROBE CORPORATION

/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance, Chief Financial
Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David C. Bupp	President, Chief Executive Officer	March 31, 2009
David C. Bupp	and Director
(principal executive officer)

/s/ Brent L. Larson	Vice President, Finance, Chief	March 31, 2009
Brent L. Larson	Financial Officer, Treasurer and
Secretary (principal financial officer
and principal accounting officer)

* Carl J. Aschinger, Jr.	Chairman of the Board of	March 31, 2009
Carl J. Aschinger, Jr.	Directors

* Reuven Avital	Director	March 31, 2009
Reuven Avital

* Kirby I. Bland, M.D.	Director	March 31, 2009
Kirby I. Bland

	Director	March 31, 2009
Owen E. Johnson, M.D.

* Fred B. Miller	Director	March 31, 2009
Fred B. Miller

	Director	March 31, 2009
Gordon A. Troup

* J. Frank Whitley, Jr.	Director	March 31, 2009
J. Frank Whitley, Jr.

* By:	/s/ Brent L. Larson
Brent L. Larson, attorney-in-fact for each
of the persons indicated